UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This post was shared with all employees of FBL Financial Group, Inc. on “The Hub” at 8:01 AM CT on May 3, 2021.

HEADLINE: Farm Bureau Property & Casualty, Iowa Farm Bureau Federation and FBL Financial Group Agree to Merger Agreement Amendment

PREVIEW TEXT: Today, FBL Financial Group and Farm Bureau Property & Casualty Insurance Company (FBPCIC) announced that they have agreed to amend their previously-announced definitive merger agreement. FBPCIC increased the offer price and will now purchase all outstanding shares of FBL Financial Group stock that neither FPBCIC nor the Iowa Farm Bureau Federation already owns from $56.00 to $61.00 per share in cash, delivering more immediate value to FBL Financial Group shareholders. Today’s announcement will not change our commitment to protecting the livelihoods and futures of our client/members.

FULL ARTICLE: Today, FBL Financial Group and Farm Bureau Property & Casualty Insurance Company (FBPCIC) announced that they have agreed to amend their previously-announced definitive merger agreement. FBPCIC increased the offer price and will now purchase all outstanding shares of FBL Financial Group stock that neither FPBCIC nor the Iowa Farm Bureau Federation already owns from $56.00 to $61.00 per share in cash, delivering more immediate value to FBL Financial Group shareholders. Today’s announcement will not change our commitment to protecting the livelihoods and futures of our client/members.

As we shared with you when we announced the proposed transaction in January, FBPCIC has been a long-term partner of FBL. We’re pleased to have reached this revised agreement, which will deliver even more compelling and certain value to our shareholders. To reiterate, this transaction will have no impact on our core businesses, the products we offer or how we serve our client/members. We will continue to operate our core insurance companies and other subsidiaries as we have been doing and our client/members’ contracts will remain with the same entities. Our commitment to serving our communities with quality financial products and superior service will not change.

The transaction is still expected to close in the first half of 2021, subject to shareholder approvals and other closing conditions. We have already completed the regulatory approval process for the approved transaction. The most significant change upon closing will be that FBL Financial Group common stock will cease trading on the New York Stock Exchange. As a private company following closing, our organization will operate with the same focus on growing and strengthening our relationships with our client/members and communities.

We encourage you to review the press release we issued today, which is attached here and available on our Investor Relations website, for more details. If you have any questions, you may reach out to your manager.

Thank you for your continued focus and dedication to our team. Your steadfast commitment to FBL Financial Group and our client/members will drive our continued success.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying  proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; and the impact of the COVID-19 pandemic and any future pandemics and the impact. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this press release speak only as of the date of this press release and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.